  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1999
                                                           REGISTRATION NO.    -
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                              INTRAWEST CORPORATION
             (Exact name of registrant as specified in its charter)

    British Columbia, Canada                                      N/A
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                          Suite 800, 200 Burrard Street
                   Vancouver, British Columbia, Canada V6C 3L6
                                 (604) 669-9777
          (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                        INTRAWEST 401(K) RETIREMENT PLAN
                              (Full title of plan)

                  PTSGE Corp.                                      Copies to:
           Preston Gates & Ellis LLP                             Gary J. Kocher
              5000 Columbia Center                          Preston Gates & Ellis LLP
                701 Fifth Avenue                              5000 Columbia Center
         Seattle, Washington 98104-7078                         701 Fifth Avenue
                 (206) 623-7580                          Seattle, Washington 98104-7078
 (Name, address and telephone number, including                  (206) 623-7580
 area code, of agent for service in the United
                    States)

=============================================================================================
                                          Proposed
                                           Maximum      Proposed Maximum
                                          offering          aggregate
 Title of securities    Amount to be   price per unit    offering price         Amount of
  to be registered     registered (1)        (2)              (2)           registration fee
=============================================================================================
   Common Shares,
  without par value    30,000 shares       $17.00           $510,000             $141.78
=============================================================================================

        In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Shares of the Registrant.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) of the Act, based upon the average high and low prices of the Common Shares of the Registrant on the New York Stock Exchange on September 29, 1999.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Intrawest Corporation (the "Company") are incorporated herein by reference:

        (a) The Company's Annual Report on Form 40-F for the fiscal year ended June 30, 1998 filed with the Commission on October 1, 1998, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed (the "Annual Report").

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report.

        (c) The description of the Company's common shares without par value (the "Common Shares") that is contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

        Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 128 of the Company Act (British Columbia) (the "BCCA") provides:

        (1) A company, with the approval of the court, may indemnify a person who is a director or former director of the company or is a director or former director of a corporation of which the company is or was a shareholder, and the person's heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the person, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which the person is made a party because of being or having been a director, including an action brought by the company or corporation, if

                (a) the person acted honestly and in good faith with a view to the best interests of the corporation of which the person is or was a director, and

                (b) in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing that the person's conduct was lawful.

        (2) The court, on the application of a company, director or a former director, may make an order approving an indemnity under this section, and the court may make any further order it considers appropriate.

        (3) On an application under subsection (2), the court may order notice to be given to any interested person.

        (4) A company may purchase and maintain insurance for the benefit of a person referred to in this section against any liability incurred by the person as a director or officer.

        (5) Subsections (1) to (3) apply to officers or former officers of a company or of a corporation of which the company is or was a shareholder.

        The Articles of the Company provide that:

        23.1    (1)     Subject to the provisions of the Company Act, the
                        Company shall indemnify a director or former director of the Company and a director or a former director of a corporation of which the Company is or was a shareholder, and the heirs and personal representatives of any such director or former director, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director of the Company or a director of such corporation, including any action brought by the Company or corporation if (a) the person acted honestly and in good faith with a view to the best interests of the Company or the corporation of which the person is or was a director, and (b) in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing that his conduct was lawful.

                (2) The determination of any action, suit or proceeding by judgment, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the person did not so act or did not have reasonable grounds, as aforesaid.

                (3) Each director of the Company upon being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

        23.2 The Company shall indemnify an officer or former officer of the Company and an officer or former officer of a corporation of which the Company is or was a shareholder, and the heirs and personal representatives of any such officer or former officer, to the full extent permitted by the Company Act.

        23.3    (1)     The indemnification provided by this Part shall not be
                        deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other
                        Part, or any valid and lawful agreement, vote of members or disinterested directors or otherwise, or under the provisions of any statute now or hereafter existing, both as to action in the official capacity of such person and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs and personal representatives of such person.

                (2) The indemnification provided by this Part shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law.

                (3) Notwithstanding any other provisions set forth in this Part, the indemnification authorized by this Part shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or reimbursement which that person has received or shall receive otherwise than under this Part.

        23.4 The directors are authorized from time to time to cause the Company to give indemnities to any director, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalf of the Company or any corporation of which it is a shareholder.

        A policy of directors' and officers' liability insurance is maintained by the Company which insures directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provisions under the Articles and the BCCA.

        Insofar as indemnification for liabilities under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy in the United States as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

  EXHIBIT                       DESCRIPTION
  -------                       -----------

    4.1       --   Intrawest 401(k) Retirement Plan
    5.1       --   Opinion of McCarthy Tetrault
   23.1       --   Consent of McCarthy Tetrault (see Exhibit 5.1)
   23.2       --   Consent of KPMG, Independent Auditors



        The undersigned registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and that the registrant will make all changes required by the IRS in order to qualify the plan under section 401 of the Internal Revenue Code and to maintain such qualification.

ITEM 9. UNDERTAKINGS

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly authorized and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Country of Canada, on this 30th day of September, 1999.

                                  INTRAWEST CORPORATION

                                  By           /s/ JOE S. HOUSSIAN
                                     -------------------------------------------
                                     Name:  Joe S. Houssian
                                     Title: Chairman, President and Chief
                                            Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 30th day of September, 1999.


                  SIGNATURE                                        TITLE
                  ---------                                        -----

                                                  Chairman, President and Chief Executive
/s/  JOE S. HOUSSIAN                              Officer (Principal Executive Officer)
--------------------------------------
Joe S. Houssian

                                                  Executive Vice President and Chief
/s/  DANIEL O. JARVIS                             Financial Officer and Director
--------------------------------------            (Principal Financial Officer)
Daniel O. Jarvis

                                                  Corporate Controller
/s/  DAVID C. BLAIKLOCK                           (Principal Accounting Officer)
--------------------------------------
David C. Blaiklock

                                                  Director
--------------------------------------
R. Thomas M. Allan

/s/  DAVID A. KING                                Director
--------------------------------------
David A. King

                                                  Director
--------------------------------------
Gordon H. MacDougall

/s/  PAUL M. MANHEIM                              Director
--------------------------------------
Paul M. Manheim

                                                  Director
--------------------------------------
Paul A. Novelly

/s/  BERNARD A. ROY                               Director
--------------------------------------
Bernard A. Roy

/s/ KHALED C. SIFRI                               Director
--------------------------------------
Khaled C. Sifri

/s/ HUGH R. SMYTHE                                Director
--------------------------------------
Hugh R. Smythe

/s/  NICHOLAS C. H. VILLIERS                      Director
--------------------------------------
Nicholas C. H. Villiers

/s/ GARY RAYMOND                                  Director
--------------------------------------
Gary Raymond

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


  EXHIBIT                                       DESCRIPTION                               PAGE
  -------                                       -----------                               ----

    4.1       --   Intrawest 401(k) Retirement Plan
    5.1       --   Opinion of McCarthy Tetrault
   23.1       --   Consent of McCarthy Tetrault (see Exhibit 5.1)
   23.2       --   Consent of KPMG, Independent Auditors